                                                               EXHIBIT 3.1
                                                               -----------

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             OMNIPOINT CORPORATION


       OMNIPOINT CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

       1. The name of the Corporation is Omnipoint Corporation (formerly Omni-Point Data Company, Inc.). The date of filing of its original Certificate of Incorporation with the Secretary of State was June 18, 1987.

       2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation and all prior amendments thereto by deleting from the Certificate of Incorporation, as amended, all provisions thereof and substituting in lieu thereof the Amended and Restated Certificate of Incorporation set forth in Paragraph 3 below.

       3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended and restated hereby to read as herein set forth in full:

            FIRST.  Name.  The name of the Corporation is:   Omnipoint
Corporation

            SECOND.   Registered Office and Agent.  The address of the
Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

            THIRD.   Purpose.  The nature of the business or purposes to be
conducted or promoted by the Corporation is as follows:

            To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

            FOURTH.   Authorized Capital.

            A. Common Stock. The total number of shares of stock which the Corporation shall have authority to issue is (i) 75,000,000 shares of Common Stock, $0.01 par value per share, and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value per share.

          The powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of the Common Stock of the Corporation are as follows:

          (1) General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

          (2) Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

          (3) Dividends.  Dividends may be declared and paid on the Common
Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

          (4) Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

          B. Preferred Stock. The Board of Directors expressly is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation of the Corporation, to provide, by resolution and by filing a certificate pursuant to the Delaware General Corporation Law, for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

          (1) the number of shares constituting that series and the distinctive designation of that series;

          (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (3) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (5) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

          (6) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (8) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

          FIFTH. Board of Directors. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

          (1)  Election of directors need not be by written ballot.

          (2) The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

          SIXTH. Limitation on Liability. No director of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

          If the General Corporation Law of Delaware or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the corporation, then the liability of a director of the corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Eighth Article.

          Any repeal of or amendment to this Sixth Article shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment.

          SEVENTH. To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     The Corporation may advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          EIGHTH. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such consent is unanimous.

          NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     4. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the Sate of Delaware.

     5. This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, Omnipoint Corporation has caused this Certificate to be signed by Douglas G. Smith, its President, and attested by Edwin M. Martin, Jr., its Secretary, this 31st day of January, 1996.

                              OMNIPOINT CORPORATION


                              By:  /s/ Douglas G. Smith
                                   --------------------
                                   Douglas G. Smith
                                   President

ATTEST:


By:  /s/ Edwin M. Martin, Jr.
     ------------------------
     Edwin M. Martin, Jr.
     Secretary